Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-182296 on Form S-8 pertaining to the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan,

(2)	Registration Statement No. 333-182297 on Form S-4 filed on June 22, 2012,

(3)	Registration Statement No. 333-179629 on Form S-3 filed on February 22, 2012,

(4)	Registration Statement No. 333-167065 on Form S-8 pertaining to the CryoLife, Inc. Employee Stock Purchase Plan,

(5)	Registration Statement No. 333-159608 on Form S-8 pertaining to the CryoLife, Inc. 2009 Employee Stock Incentive Plan,

(6)	Registration Statement No. 333-150475 on Form S-8 pertaining to the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan,

(7)	Registration Statement No. 333-59849 on Form S-8 pertaining to the CryoLife, Inc. 1998 Long-Term Incentive Plan,

(8)	Registration Statement No. 333-104637 on Form S-8 pertaining to the CryoLife, Inc. 2002 Stock Incentive Plan,

(9)	Registration Statement No. 333-119137 on Form S-8 pertaining to the CryoLife, Inc. 2004 Employee Stock Incentive Plan and the CryoLife, Inc. 2004 Non-Employee Directors Stock Option Plan,

of our reports dated February 21, 2014, with respect to the consolidated financial statements of CryoLife, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of CryoLife, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Atlanta, Georgia

February 21, 2014